UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC		27105
(Address of principal executive offices)		(Zip Code)

(336) 519-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 3, 2016, Hanesbrands Inc. (the “Company”) announced the commencement and subsequent pricing of an unregistered offering (the “Senior Notes Offering”) of $1.8 billion aggregate principal amount of senior unsecured notes, consisting of $900 million aggregate principal amount of 4.625% senior notes due 2024 and $900 million aggregate principal amount of 4.875% senior notes due 2026. The offer and sale of the notes will be made in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in reliance on Regulation S under the Securities Act.

Copies of the press releases announcing (i) the Senior Notes Offering and (ii) the pricing of the Senior Notes Offering, are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated May 3, 2016 announcing the Senior Notes Offering
99.2	Press release dated May 3, 2016 announcing the pricing of the Senior Notes Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANESBRANDS INC.

Date: May 3, 2016	By:	/s/ Joia M. Johnson
		Name:	Joia M. Johnson
		Title:	Chief Legal Officer, General Counsel and Corporate Secretary

EXHIBITS

Exhibit No.	Description
99.1	Press release dated May 3, 2016 announcing the Senior Notes Offering
99.2	Press release dated May 3, 2016 announcing the pricing of the Senior Notes Offering